EXHIBIT 99(c)





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                   GEOTEK COMMUNICATIONS ANNOUNCES REALIGNMENT
                            OF SENIOR MANAGEMENT TEAM

MONTVALE, NEW JERSEY, JULY 7, 1997 -- Geotek Communications, Inc. (NASDAQ:GOTK) today announced a series of senior management changes, including the naming of Robert Kerstein as Chief Financial Officer, Zvi Peled as President and Chief Executive Officer of Geotek Technologies, Inc., a wholly-owned subsidiary, and William A. Opet as President and Chief Executive Officer of the Company's newly formed mobile data business unit.

The company also announced the departure of President and Chief Operating Officer, Jonathan C. Crane. Mr. Crane, who joined Geotek in September, 1995, plans to spend more time with his family, but will remain a consultant to the company. He will step down as a Director of the company. Yaron Eitan, Chairman and Chief Executive Officer, will assume Mr. Crane's responsibilities. The company does not expect to name a new President and COO in the foreseeable future.

Geotek announced that Robert A. Kerstein has been named Chief Financial Officer. Mr. Kerstein most recently was Chief Financial Officer of Pocket Communications, a provider of personal communications services, and from 1986 to 1996 served in a series of senior management positions at American Mobile Satellite Corporation, as well as McCaw-affiliated companies including McCaw Cellular Communications, Inc., Orca Bay Sports and Entertainment and Los Angeles Telephone Company. Mr. Kerstein is a CPA and a cum laude graduate of California State University. Michael Carus, who has held the position of Chief Financial Officer on a temporary basis, will resume his role as Vice President, Corporate Controller and Chief Accounting Officer.

William A. Opet, currently Senior Vice President-Business Development, has been named President of the company's newly formed mobile data business unit, and will focus on the development and marketing of FHMA(R)- based mobile data products and solutions. He will have responsibility for Geotek's mobile data activities worldwide, and will oversee the company's data subsidiaries, MIS, Ltd. and GMSI Inc.

The company also said that Zvi Peled, the former President and CEO of Bogen Communications International, Inc., had been named President of Geotek Technologies, Inc., a wholly-owned subsidiary that develops and manufactures FHMA(R) technology based network systems, mobile terminals, infrastructure equipment and software for the commercial mobile radio market. Prior to Bogen Communications, Mr. Peled was Divisional General Manager in charge of telecommunications and data communications of Elbit, a $1 billion diversified electronics company. Mr. Peled joined Elbit in 1975 as an electronic systems engineer and rose to Divisional General Manager through successive positions of responsibility. At Elbit, Mr. Peled was Vice President for Research and Development and Corporate Vice President for Operations, with responsibility for all corporate research and development and manufacturing.

Geotek Communications, Inc., based in Montvale, NJ, is an international wireless communications company focusing on mobile business solutions that allow businesses to stay in contact with workers in the field, track vehicles, coordinate pick-ups and deliveries, monitor assets and exchange information. Geotek currently offers these solutions to customers in Boston, Philadelphia, New York, Miami, Orlando, Tampa, Dallas, Washington, D.C. and Baltimore. The company has been pursuing a region-by-region build-out strategy in the U.S., and has radio




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spectrum licenses for more than 40 major metropolitan markets, including
Houston, San Antonio, Phoenix and San Francisco. Geotek's FHMA(R) technology is also being implemented in Korea as the basis of nationwide and regional digital trunked radio networks.

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FHMA(R) is a registered trademark of Geotek Communications, Inc.

For more information on Geotek Communications, Inc. visit http://www.geotek.com


Contact: Randy Miller, Vice President, Corporate Communications (201) 930-9305